EXHIBIT 10.103.1


PROMISSORY NOTE



$1,360,000.00
          Kansas City, Missouri

          July 17, 1996



     THE UNDERSIGNED PROMISES TO PAY TO THE ORDER
OF COMMERCE BANK, N.A. ("Bank") at its office the principal sum of ONE MILLION, THREE HUNDRED SIXTY THOUSAND AND NO/100
DOLLARS ($1,360,000.00), or the then outstanding and unpaid balance of sums advanced hereunder, together with accrued interest. All sums advanced hereunder shall bear interest from the date of such advance at the per annum rate equal to 8.50%. Interest shall be calculated on the actual number of days outstanding on the basis of a year of 360 days. Interest shall be payable monthly beginning August 15, 1996, until and including January 15, 1997; thereafter, principal and interest shall be payable in monthly installments of $13,392 until July 15, 2001 when all amounts owing on this Note shall be due and payable in full. Payments will be applied first to interest and then to principal.

     This Note shall bear interest after maturity, whether by acceleration or otherwise, at the rate of 3% over the stated rate, but not exceeding the maximum rate allowed by law; and if not paid annually, such interest shall be compounded annually.

     Reference is made to that certain Loan Agreement, by and between the undersigned and Bank and dated the date hereof, for provisions concerning Bank's obligations to make any advance hereunder and the rights of Bank to accelerate the maturity of this Note; the terms and conditions of such Loan Agreement shall govern this Note, the same being hereby incorporated herein by this reference.


     THIS NOTE IS SECURED BY A FUTURE ADVANCE DEED
OF TRUST AND OTHER SECURITY INSTRUMENTS, ALL OF WHICH
ARE DATED THE DATE HEREOF.  Reference is made to such Future
Advance Deed of Trust and other security instruments for additional rights as to acceleration of this indebtedness. Nothing contained herein shall limit the effectiveness of any other security instrument and assignments whether dated the date hereof or not.

     All without notice to and without affecting the liability of the undersigned to Bank, the undersigned waives presentment, protest, demand, notice of dishonor or default, and consents to the release of any party or parties directly or indirectly liable for payment hereof or the release, subordination or substitution of any collateral securing this Note.

     This Note shall be governed by, and construed in accordance with, the laws of the State of Missouri.


                         SYSTEMS AND SERVICES
TECHNOLOGIES, INC.





By:_________________________________________________
                         Name:
______________________________________________
                         Title:
_______________________________________________